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                                                                   Exhibit 3.3


                            State of Delaware                           PAGE 1

                        Office of the Secretary of State

                        --------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "AMERISERV FOOD COMPANY", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF MARCH, A.D. 1996, AT 3:30 O'CLOCK P.M.



                         [SEAL]              /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State


                                             AUTHENTICATION: 8529535

2205647   8100                                         DATE: 06-25-97

971210632

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                                                                         3/20/96


                      RESTATED CERTIFICATE OF INCORPORATION

                                       of

                             AMERISERV FOOD COMPANY
                   (Originally incorporated on August 21, 1989
                      under the name Cypress Food Company)


                                    ARTICLE I

     The name of the corporation (which is hereinafter referred to as the "Corporation") is:

                             AmeriServ Food Company

                                   ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

     The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

     Section A. The Corporation shall be authorized to issue 1,500 shares of capital stock, of which 1,000 shares shall be shares of Common Stock, $0.01 par value ("Common Stock"), and 500 shares shall be shares of Preferred Stock, $0.01 par value ("Preferred Stock"). At the effective time of this Amended and Restated Certificate of Incorporation, and without any further action on the part of the Corporation or its stockholders, all of the shares of Series A Preferred Stock of the Corporation issued and outstanding immediately prior to such effective time, consisting of 45,000 shares, shall automatically be converted into 31.25 fully paid and nonassessable shares of Common Stock, and all of the shares of Common Stock issued and outstanding immediately prior to such effective

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time, consisting of 247,574.4 shares, shall automatically be converted into
68.75 fully paid and nonassessable shares of Common Stock. Each certificate representing one or more shares of Common Stock or Preferred Stock issued and outstanding immediately prior to the effective time of this Amended and Restated Certificate of Incorporation shall thereafter for all purposes be deemed to represent the number of shares of Common Stock into which the number of shares of Common Stock or Preferred Stock formerly represented by such certificate was converted; and each holder of record of a certificate for one or more shares of Common Stock or Preferred Stock shall be entitled to receive, as soon as is practicable, and upon surrender of such certificate to the officer or agent having charge of the stock transfer books for shares of the Corporation, a certificate or certificates representing the number of shares of Common Stock into which the number of shares of Common Stock or Preferred Stock formerly represented by such certificate or certificates was converted. The shares of Common Stock represented by certificates issued pursuant to this paragraph upon such surrender shall be validly issued, fully paid and nonassessable.

     Section B. Shares of Preferred Stock may be issued from time to time in one or more series. The Board (as defined below) is hereby authorized to fix the voting rights, if any, designations, powers, preferences and the relative, participation, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any unissued series of Preferred Stock; and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).

     Section C. Except as otherwise provided by law or by the resolution or resolutions adopted by the Board designating the rights, powers and preferences of any series of Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of Common Stock shall have one vote, and the Common Stock shall vote together as a single class.

                                    ARTICLE V

     Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.


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                                   ARTICLE VI

     In furtherance and not in limitation of the powers conferred by law, the Board of Directors of the Corporation (the "Board") is expressly authorized and empowered to make, alter and repeal the By-Laws of the Corporation by a majority vote at any regular or special meeting of the Board or by written consent, subject to the power of the stockholders of the Corporation to alter or repeal any By-Laws made by the Board.

                                   ARTICLE VII

     The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

                                  ARTICLE VIII

     Section A. Elimination of Certain Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

     Section B.  Indemnification and Insurance.

     1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or


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agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (2) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     2. Right of Claimant to Bring Suit. If a claim under paragraph (1) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid


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amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     3. Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.

     4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.


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                                *   *   *   *   *

     IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Certificate of Incorporation of this Corporation, and which has been duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, has been executed by its duly authorized officer this 20th day of March, 1996.

                                        AMERISERV FOOD COMPANY


                                        By:  /s/ Raymond Marshall
                                             -------------------------
                                             Name:  Raymond Marshall
                                             Title: Secretary


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